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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Wholly-owned subsidiaries, each of which duly incorporated in the PRC:

-    Shenzhen Nepstar Pharmaceutical Electronic Technologies Ltd.

-    Shenzhen Nepstar Commerce Development Ltd.

-    Shenzhen Nepstar Pharmaceutical Company Ltd.

Consolidated entities, each of which duly incorporated in the PRC:

-    Weifang Nepstar Pharmaceutical Company Ltd.

-    Yunnan Jianzhijia Chain Drugstore Ltd.

-    Medicine Shoppe Medical Chains Management Consulting Co., Ltd.

-    Shenzhen Nepstar Chain Co., Ltd.

-    Dalian Nepstar Chain Co., Ltd.

-    Guangzhou Nepstar Chain Co., Ltd.

-    Jiangsu Nepstar Chain Co., Ltd.

-    Shandong Nepstar Chain Co., Ltd.

-    Shanghai Nepstar Chain Co., Ltd.

-    Sichuan Nepstar Chain Co., Ltd.

-    Hangzhou Nepstar Chain Co., Ltd.

-    Ningbo Nepstar Chain Co., Ltd.

-    Tianjin Nepstar Chain Co., Ltd.

-    Qingdao Nepstar Chain Co., Ltd.